As filed with the Securities and Exchange Commission on September 27, 2005
                                                     Registration No. 333-122406
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-2
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PARKE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                   New Jersey
         (State or other jurisdiction of incorporation or organization)

                                   65-1241959
                      (IRS Employer Identification Number)

                                601 Delsea Drive
                      Washington Township, New Jersey 08080
                                 (856) 256-2500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

            Vito S. Pantilione, President and Chief Executive Officer
                               Parke Bancorp, Inc.
                                601 Delsea Drive
                      Washington Township, New Jersey 08080
                                 (856) 256-2500
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies To:
                               John J. Spidi, Esq.
                            Daniel J. MacTough, Esq.
                            Malizia Spidi & Fisch, PC
                            1100 New York Ave., N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
                          ----------------------------
Approximate date of commencement of proposed sale to the public: On an ongoing basis upon conversion of other outstanding securities on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated September 27, 2005

Prospectus

                               PARKE BANCORP, INC.

                         600,033 Shares of Common Stock

         Parke Bancorp, Inc. is offering up to 600,033 shares of common stock on an ongoing basis upon exercise of our outstanding common stock purchase warrants, expiring December 31, 2008, to current holders of those outstanding warrants. This prospectus is being provided only to current holders of those outstanding warrants.

         The exercise price of the warrants is $7.58 per share, as adjusted for a 10% stock dividend in 2003 and a 20% stock dividend in 2004.

         We are the bank holding company of Parke Bank, a New Jersey chartered commercial bank. Our principal offices are located at 601 Delsea Drive, Washington Township, New Jersey 08080.

         The warrants were issued by Parke Bank in a public offering exempt from the registration requirements of the Securities Act of 1933 prior to its reorganization into the holding company form of ownership. The shares of common stock offered by this prospectus were previously registered in connection with the reorganization on a Registration Statement on Form S-4, which was declared effective by the Securities and Exchange Commission on April 7, 2005. This prospectus is being provided to you to provide you with updated financial information and in connection with a post-effective amendment to the registration statement which were are obligated to file with the SEC.

         Our common stock is quoted on the NASDAQ Capital Market under the symbol "PKBK."

         The net proceeds will depend upon the number of warrants actually exercised and cannot be determined at this time. Should all of the warrants be exercised, the aggregate net proceeds will be approximately $4.6 million.

         This investment involves a degree of risk, including the possible loss of your entire investment. Please read the "Risk Factors" beginning on page 1 of this prospectus before purchasing our shares.

         We are not a bank and the shares are not bank deposits or similar obligations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Neither the Securities and Exchange Commission nor any other federal agency or state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------

               The date of this prospectus is _____________, 2005.

                                Table of Contents
                                                                            Page
                                                                            ----

Risk Factors...................................................................1

Forward Looking Statements.....................................................2

Use of Proceeds................................................................2

Determination of Offering Price................................................2

Plan of Distribution...........................................................3

Description of Securities......................................................3

Where You Can Find Additional Information......................................4

Information About Parke Bancorp................................................4

Legal  Matters.................................................................5

Experts........................................................................5

                        --------------------------------

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making offers to sell the securities covered by this prospectus or soliciting an offer to buy the securities covered by this prospectus in any jurisdiction where such an offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation. The information contained in this prospectus is correct only as of the date on the front cover of this prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

                                  RISK FACTORS

         You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in this stock.

Rising interest rates may hurt our profits.

         To be profitable, we have to earn more money in interest we receive on loans and investments than we pay to our depositors and lenders in interest. If interest rates rise, our net interest income and the value of our assets could be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increases more quickly than interest received on interest-earning assets, such as loans, other mortgage-related investments and investment securities. This is most likely to occur if short-term interest rates increase at a faster rate than long-term interest rates, which would cause income to go down. In addition, rising interest rates may hurt our income, because they may reduce the demand for loans and the value of our securities.

If economic conditions deteriorate, our results of operations and financial condition could be adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

         Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates that cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. For example, we have a significant amount of real estate loans. Accordingly, decreases in real estate values could adversely affect the value of collateral securing our loans. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. These factors could expose us to an increased risk of loan defaults and losses and have an adverse impact on our earnings.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than we do and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market.

The amount of common stock we control, our certificate of incorporation and bylaws, and state and federal statutory provisions could discourage hostile acquisitions of control.

         Our board of directors and executive officers beneficially own approximately 48% of our common stock in the aggregate (including shares they have the right to acquire beneficial ownership of within 60 days following the date of this prospectus). This inside ownership together with provisions in our certificate of incorporation and bylaws may have the effect of discouraging attempts to acquire us, pursue a proxy contest for control, assume control by a holder of a large block of common stock and remove our management, all of which certain stockholders might think are in their best interests. These provisions include, among other things:

o    staggered terms of the members of the board of directors;

o the authorization of 1,000,000 shares of serial preferred stock that could be issued without stockholder approval on terms or in circumstances that could deter a future takeover attempt; and

o our certificate of incorporation does not opt out of New Jersey's Shareholders Protection Act, which, by causing substantial delays before an acquirer can consummate certain business combinations

     (including a merger), typically either causes any takeover attempt to fail or enables a target corporation to locate a more favorable acquirer.

Our stock price may decline.

         We cannot guarantee that if you exercise your warrants and purchase our shares in the offering you will be able to sell them at or above the purchase price you paid upon exercise of your warrants. The trading price of our common stock is determined by the marketplace, and is influenced by many factors, including prevailing interest rates, investor perceptions and general industry, political and economic conditions. Publicly traded stocks, including the stock of financial institutions, recently have experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

We operate in a highly regulated environment, and we may be adversely affected by changes in laws and regulations.

         Parke Bank, our wholly-owned banking subsidiary, is subject to extensive regulation, supervision and examination by the New Jersey Department of Banking and Insurance, its chartering authority, and by the FDIC, its primary federal regulator. As a bank holding company, we are subject to regulation by the Federal Reserve Board. This regulation and oversight is intended primarily for the protection of the depositors of the Bank and not for our shareholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in this regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

                           FORWARD LOOKING STATEMENTS

         We may from time to time make written or oral "forward-looking statements", including statements contained in the our filings with the Securities and Exchange Commission, in our reports to shareholders and in other communications by us, which we make in good faith.

         These forward-looking statements involve risks and uncertainties, such as statements of our plans, objectives, expectations, estimates and intentions, which are subject to change based on various important factors (some of which are beyond our control). The following factors, among others, could cause our financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in these forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which Parke Bank conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations; the timely development of and acceptance of new products and services of Parke Bank and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; changes in consumer spending and saving habits; and our success at managing the risks resulting from these factors. We caution you that the listed factors are not exclusive.

                                 USE OF PROCEEDS

         The net proceeds will depend upon the number of warrants actually exercised and cannot be determined at this time. Should all of the warrants be exercised, the aggregate net proceeds will be approximately $4.6 million. Net proceeds, if any, from the exercise of the warrants to purchase the shares will be placed in our general treasury and used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The exercise price of the warrants is $7.58 per share, as adjusted for a 10% stock dividend in 2003 and a 20% stock dividend in 2004. Although our common stock is presently traded over the counter and quoted on the

NASDAQ Capital Market under the symbol "PKBK," at the time of the original issuance of the warrants, there was no established trading market for any of our securities. In addition, the warrants were originally offered and sold together with shares of common stock. Accordingly, the exercise price of the warrants was not based upon our financial condition or results of operation but on the marketing factors we considered in connection with our original offering of the warrants.

                              PLAN OF DISTRIBUTION

         We may issue shares of our common stock to holders of our outstanding common stock purchase warrants, expiring December 31, 2008, from time to time prior to the expiration of the warrants upon exercise of all or any portion of the warrants. Accordingly, we are deemed to be engaged in a distribution of our shares on an ongoing basis upon conversion of the outstanding warrants. A warrant may only be exercised by delivering and surrendering to us the warrant together with the purchase form attached to the warrant duly executed and accompanied by the purchase price for the shares being acquired upon exercise.

         We have not entered into any underwriting agreement in connection with this distribution, and no broker, dealer or agent are entitled to receive any compensation in the form of commissions, discounts or concessions from us or any warrant holder in connection with the exercise of the warrants.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue 10,000,000 shares of common stock, par value $0.10 per share and 1,000,000 shares of serial preferred stock, par value $0.10 per share. Each share of common stock has the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock represents non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without shareholder approval, issue additional shares of common stock.

Common Stock

         Distributions. We can pay dividends if, as and when declared by our Board of Directors, subject to compliance with limitations which are imposed by law. Holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available for distribution. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights except to the extent that preferred stock is issued in the future with full or limited voting powers. The holder of common stock will be entitled to one vote for each share held on all matters subject to shareholder vote and will not have any right to cumulate votes in the election of directors. Upon proper exercise of the warrants and payment of the exercise price, the common stock to be issued in connection with this offering will be validly issued, fully paid and non-assessable.

         Liquidation Rights. In the event of our liquidation, dissolution, or winding-up, the holders of the common stock generally would be entitled to receive, after payment of all our debts and liabilities (including all debts and liabilities of Parke Bank), all of our assets available for distribution. If preferred stock is issued, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares we may issue, our Board of Directors may sell shares of capital stock, including both common and preferred stock, without first offering such shares to existing shareholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 1,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no shareholder approval generally would be required for the issuance of these shares.

Transfer Agent

         Our transfer agent is Registrar and Transfer Company, Cranford, New Jersey.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information contained in the registration statement. In addition, we file annual, quarterly and current reports and other information with the SEC. This information can be examined without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. This information also is available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov.

         We also maintain an Internet site at http://www.parkebank.com.

                         INFORMATION ABOUT PARKE BANCORP

         This prospectus is accompanied by a copy of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed by Parke Bank with the Federal Deposit Insurance Corporation (the "FDIC") and a copy of our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005, filed with the SEC.

Information Incorporated by Reference

         The following documents we have filed with the FDIC or the SEC are incorporated by reference and made part of this prospectus:

     1.   Annual Report on Form 10-KSB for the year ended December 31, 2004.

     2. Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005.

     3. Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005.

         We will provide without cost a copy of any or all these filings upon your request in writing to our mailing address, P.O. Box 40, Sewell, New Jersey 08080, or by calling our Chief Financial Officer at (856) 256-2500.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Parke Bank and its subsidiary at December 31, 2004 and 2003 and for each of the years in the two year period ended December 31, 2004 have been incorporated by reference in this prospectus and the registration of which this is part have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, and are included in reliance upon the report of McGladrey & Pullen, LLP appearing elsewhere and upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

         SEC Registration Fee.......................................$      -0-*
         Blue Sky Fees..............................................    5,000 **
         Printing and Mailing Expenses..............................    5,000 **
         Accounting Fees............................................    3,000 **
         Legal Fees and Expenses....................................   20,000 **
         Miscellaneous Expenses.....................................    3,000 **
                                                                    ---------
         Total......................................................$
                                                                    =========

         -------------
         *    Paid in connection with the  Registrant's  Registration  Statement on Form S-4, File No. 333-122406.
         **   Estimated.

Item 15.  Indemnification of Directors and Officers.

         In accordance with the New Jersey Business Corporation Act, Article XVIII of the Registrant's certificate of incorporation provides as follows. In addition, under a directors' and officers' liability insurance policy, directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                                  ARTICLE XVIII
                                 Indemnification
                              --------------------

         A. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under New Jersey law.

         B. Advance Payment. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under Section A of this Article XVIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

         C. Nonexclusive. The indemnification and advancement of expenses provided by Sections A and B of this Article XVIII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

         D. Continuation. The indemnification and advance payment provided by Sections A and B shall continue as to a person who has ceased to hold a position named in paragraph A of this Article XVIII and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this
Article XVIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

         E. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section A of this Article XVIII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article and New Jersey law.

         F. Savings Clause. If this Article XVIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

Item 16.  Exhibits.

         Filed herewith, unless otherwise noted:

         3.1      Certificate of incorporation*

         3.2      Bylaws*

         4.1      Common stock certificate*

         4.2      Common stock purchase warrant *

         5.1      Opinion of Malizia Spidi & Fisch, PC *

         21.1     Subsidiaries *

         23.1     Consent of McGladrey & Pullen, LLP

         23.2     Consent of Malizia Spidi & Fisch, PC

         24.1     Power of Attorney*

         -----------
         * Previously filed.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Washington, county of Gloucester, state of New Jersey, on September 27, 2005.

                                       PARKE BANCORP, INC.


                                       By: /s/Vito S. Pantilione
                                           -------------------------------------
                                           Vito S. Pantilione
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 27, 2005 in the capacities indicated.


/s/Celestino R. Pennoni *                                     /s/Vito S. Pantilione
---------------------------------------------                 -------------------------------------
Celestino R. Pennoni                                          Vito S. Pantilione
Director, Chairman of the Board                               President and Chief Executive Officer
                                                              (Principal Executive Officer)

/s/Ernest D. Huggard                                          /s/Daniel J. Dalton *
---------------------------------------------                 -------------------------------------
Ernest D. Huggard                                             Daniel J. Dalton
Senior Vice President/Chief Financial Officer                 Director
(Principal Financial and Accounting Officer)


/s/Fred G. Choate *
---------------------------------------------
Fred G. Choate
Director



* By:    /s/Vito S. Pantilione
         ------------------------------------
         Vito S. Pantilione
         Attorney-in-fact

                                      II-4

                                  EXHIBIT INDEX

                               PARKE BANCORP, INC.

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-2
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            FILED SEPTEMBER 27, 2005

        Exhibit Number    Description
        --------------    -----------------------------------------------------------------------------------------------
                3.1       Certificate of incorporation [Previously filed as Exhibit 3(i) to Registration Statement
                          No. 333-122406, filed January 1, 2005.]
                3.2       Bylaws [Previously filed as Exhibit 3(ii) to Registration Statement No. 333-122406,
                          filed January 1, 2005.]
                4.1       Common stock certificate [Previously filed as Exhibit 4.1 to Registration Statement
                          No. 333-122406, filed January 1, 2005.]
                4.2       Common stock purchase warrant [Previously filed as Exhibit 4.2 to Registration Statement
                          No. 333-122406, filed January 1, 2005.]
                5.1       Opinion of Malizia Spidi & Fisch, PC [Previously filed as Exhibit 5 to Registration Statement
                          No. 333-122406, filed January 1, 2005.]
               21.1       Subsidiaries [Previously filed as Exhibit 21 to Registration Statement No. 333-122406,
                          filed January 1, 2005.]
               23.1       Consent of McGladrey & Pullen, LLP *
               23.2       Consent of Malizia Spidi & Fisch, PC *
               24.1       Power of attorney [Previously filed, set forth on the signature page to Registration Statement
                          No. 333-122406, filed January 1, 2005.]

-------------------------------------------------------------------------------------------------------------------------
         * Filed herewith


                                      II-5